EXHIBIT 10.12
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                             JOINT VENTURE AGREEMENT


     THIS AGREEMENT, made and entered into in the city of Loveland, Colorado, by and between Enter Tech Corporation, hereinafter called " ENTR", wherever the context hereof so requires or admits, and Northern Communications Group, Inc., hereinafter call "NCG", wherever the context hereof so requires or admits. Executed on this ______ day of ______________, 2000.

WITNESSES

     WHEREAS, ENTR has certain marketing and technical capabilities and desires a Joint Venture with NCG on products and services offered by NCG for the purpose of selling these products and services to retail markets, and;

     WHEREAS, ENTR may introduce NCG to certain clients for additional marketing capabilities not covered by the this agreement and NCG may introduce ENTR to certain clients for additional marketing capabilities not covered by this agreement and the parties will establish separate and sole terms and conditions outside the agreement herein.

     NOW THEREFORE, in consideration of mutual covenants and agreements hereinafter contained, it is agreed as follows:

     1. PLAN OF JOINT VENTURE: On terms and conditions hereinafter set forth, the parties hereinafter desire to establish a telephony-related sales and distribution channel for products and services that mutually benefit both entities.

     2.   EXCLUSIVITY:

          1. NCG will be named exclusive provider of telephony "last-mile" solutions for ENTR projects that require such services. This exclusive relationship shall include NCG's technical expertise and experience in; (a) providing the most efficient equipment for the particular project, (b) managing and maintaining third-party relationships with vendors, and (c) ongoing management of telephony needs and related programming issues.

          2. ENTR shall have non-exclusive, but priority rights to market proprietary communication technology currently being developed by NCG. ENTR shall have the right to re market certain equipment and supplies at reasonable profit margins as mutually determined.

     3. MARKETING: ENTR and NCG will retain their respective offices and warehouses and will maintain accounting records of all related sales transactions. Either party will have the right to review at any time the others' accounting records specific to this agreement. ENTR will be solely responsible for all sales and marketing activities related to its projects and NCG shall be solely responsible for all sales and marketing activities related to its normal course of business.

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          However, a joint sales and marketing plan shall be mutually agreed upon as it relates to the wireless Internet Service currently under development. This plan shall include potential cost allocations related to market penetration and definitions of exactly what each entity shall be responsible for in the development of this market.

     4. ALLOCATION OF EXPENSE, REVENUE AND INCOME: NCG shall have the allocation of all expenses, revenue and income as it relates to providing last-mile solutions to ENTR projects. In cases where NCG can and does provide the wireless Internet Service to ENTR project customers where the expense of installation and monthly service fees are borne directly by the project partners, ENTR and NCG agree to equally split net income generated by any related installation that is originally paid to ENTR. This shall include not only services to the project itself, but also market penetration of other retail, communications solutions, and wireless Internet Service provided.

     5. MANUFACTURING: NCG shall provide all products related to the wireless technology, either through known vendors or through manufacturing agreements with known entities.

     6. CONSTRUCTION: This agreement and all conditions hereto has been executed in the State of Colorado and shall be construed pursuant to the laws hereof.

     7. DISPUTE RESOLUTION: In the event of any dispute between the two parties it is agreed that the dispute with be resolved using Binding Arbitration administered by a certified arbitrator. The arbitration shall take place in the state of Colorado.

     8. TERMINATION: This Agreement may be terminated by either party with 90 days written notice of default on any terms of the Agreement. Each party shall have a 90-day right to cure period upon receiving written notice from the other party.

     9. NOTICES: Any notices which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party to whom addressed if mailed, postage prepaid, Registered Mail, to the following addresses:

              ENTR:            Enter Tech Corporation
                               430 East 6th Street
                               Loveland, CO 80537
                               Attn: Greg Kaiser

              NCG:             Northern Communications Group, Inc.
                               2383 West 8th Street
                               Loveland, CO 80537
                               Attn: Steve Sycks

     10. MODIFICATION AND ASSIGNMENT: This Agreement may not be modified, amended or assigned, in whole or in part, except by an instrument of writing executed by all of the parties hereto.

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     11.  SUCCESSORS OF INTEREST: This agreement shall be binding upon and inure to the benefit of heirs, successors, representatives and assigns of the parties hereto.

     12. COUNTERPARTS: This agreement may be executed in multiple counterparts, each of which shall be deemed a duplicate original.

     13. INTEGRATION: This agreement represents the sole agreement of the parties with respect to the subject matter hereof, and all other agreements, written or oral, are hereby revoked.


     IN WITNESS HEREOF, the parties hereto have executed this agreement as of the day and date first hereinbefore set forth.


Enter Tech Corporation


By:
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Northern Communications Group, Inc.


By:
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